EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

Name	State of Incorporation	Names Under Which SubsidiaryDoes Business
Rush Truck Centers of Alabama, Inc.	Delaware	Rush Truck Center, Mobile Rush Peterbilt Truck Center, Mobile
Rush Truck Centers of Arizona, Inc.	Delaware

Rush Truck Center, Phoenix
Rush Peterbilt Truck Center, Phoenix
Rush Truck Center, Chandler
Rush Peterbilt Truck Center, Chandler
Rush Truck Center, Flagstaff
Rush Peterbilt Truck Center, Flagstaff
Rush Truck Center, Tucson
Rush Peterbilt Truck Center, Tucson
Rush Truck Center, Yuma
Rush Peterbilt Truck Center, Yuma

Rush Truck Centers of California, Inc.	Delaware

Complete Rush Truck Centers
Rush Isuzu Trucks, Fontana
Rush Medium Duty Truck Center, Fontana
Rush Peterbilt Truck Center, Pico Rivera
Rush Truck Center, Pico Rivera
Rush Peterbilt Truck Center, Fontana
Rush Peterbilt Medium Duty Truck Center, Fontana
Rush Truck Center, Fontana
Rush Truck Center, Sylmar
Rush Peterbilt Truck Center, Sylmar
Rush Truck Center, Escondido
Rush Peterbilt Truck Center, Escondido
Rush Truck Center, El Centro
Rush Peterbilt Truck Center, El Centro
Rush Truck Center, San Diego
Rush Peterbilt Truck Center, San Diego

Rush Medium Duty Truck Centers of Colorado, Inc.	Delaware	Rush Medium Duty Truck Center, Denver Rush Medium Duty Ford Trucks, Denver Rush Isuzu Trucks, Denver
Rush Truck Centers of Colorado, Inc.	Delaware

Rush Truck Centers, Inc.
Rush Peterbilt Truck Center, Denver
Rush Truck Center, Denver
Rush Peterbilt Truck Center, Greeley
Rush Truck Center, Greeley
Rush Peterbilt Truck Center, Pueblo
Rush Truck Center, Pueblo

Rush Truck Centers of Florida, Inc.	Delaware

Rush Isuzu Trucks, Orlando
Rush Isuzu Trucks, Winter Garden
Rush Truck Center, Orlando
Rush Peterbilt Truck Center
Rush Truck Center, Winter Garden
Rush Peterbilt Truck Center, Winter Garden
Rush Truck Center, Haines City
Rush Peterbilt Truck Center, Haines City
Rush Truck Center, Tampa
Rush Peterbilt Truck Center, Tampa
Rush Truck Center, Jacksonville
Rush Peterbilt Truck Center, Jacksonville

Rush Truck Centers of Georgia, Inc.	Delaware	Rush Medium Duty Truck Center, Atlanta Rush Isuzu Trucks, Atlanta

Rush Truck Centers of New Mexico, Inc.	Delaware	Rush Truck Center, Albuquerque Rush Peterbilt Truck Center, Albuquerque Rush Truck Center, Las Cruces Rush Peterbilt Truck Center, Las Cruces
Rush Truck Centers of North Carolina, Inc.	Delaware

Rush Collision Center, Charlotte
Rush International Truck Center, Charlotte
Rush Isuzu Trucks, Charlotte
Rush Peterbilt Truck Center, Charlotte
Rush Truck Center, Charlotte
Rush Truck Center Body Shop, Charlotte

Rush Truck Centers of Oklahoma, Inc.	Delaware

Rush Peterbilt Truck Center, Ardmore
Rush Peterbilt Truck Center, Oklahoma City
Rush Peterbilt Truck Center, Tulsa
Rush Truck Center, Ardmore
Rush Truck Center, Oklahoma City
Rush Truck Center, Tulsa
Rush Volvo Truck Center, Oklahoma City
Rush Volvo Truck Center, Tulsa
Rush Used Truck Center, Tulsa
Rush Truck Rigging
Perfection Equipment
Perfection Truck Parts & Equipment, Oklahoma City Perfection Truck Parts & Equipment, Tulsa
Translease
Oklahoma Trucks, Inc.
Tulsa Trucks, Inc.

Rush Truck Centers of Tennessee, Inc.	Delaware	Rush Truck Center, Nashville Rush Peterbilt Truck Center, Nashville
Rush Truck Centers of Texas, L.P.	Texas

Houston Peterbilt, Inc.
Laredo Peterbilt, Inc.
Lufkin Peterbilt, Inc.
Rush Bus Center, Alice
Rush Bus Center, Austin
Rush Bus Center, Dallas
Rush Bus Center, Dallas, Number 2
Rush Bus Center, Fort Worth
Rush Bus Center, Houston
Rush Bus Center, Laredo
Rush Bus Center, Lufkin
Rush Bus Center, Pharr
Rush Bus Center, San Antonio
Rush Bus Center, San Antonio, Number 2
Rush Bus Center, Sealy
Rush Bus Center, Texarkana
Rush Bus Center, Tyler
Rush Bus Center, Waco
Rush GMC Truck Center of El Paso, Inc.
Rush Isuzu Trucks, Austin
Rush Isuzu Trucks, Texarkana
Rush Isuzu Trucks, Waco
Rush Medium Duty Truck Center, Dallas
Rush Medium Duty Truck Center, Waco
Rush Peterbilt Truck Center, Abilene
Rush Peterbilt Truck Center, Alice
Rush Peterbilt Truck Center, Austin

Rush Peterbilt Truck Center, Dallas
Rush Peterbilt Truck Center, El Paso
Rush Peterbilt Truck Center, Fort Worth
Rush Peterbilt Truck Center, Houston
Rush Peterbilt Truck Center, Laredo
Rush Peterbilt Truck Center, Lufkin
Rush Peterbilt Truck Center, Pharr
Rush Peterbilt Truck Center, San Antonio
Rush Peterbilt Truck Center, Sealy
Rush Peterbilt Truck Center, Texarkana
Rush Peterbilt Truck Center, Tyler
Rush Peterbilt Truck Center, Waco
Rush Truck Center
Rush Truck Center, Abilene
Rush Truck Center, Alice
Rush Truck Center, Austin
Rush Truck Center, Dallas
Rush Truck Center, El Paso
Rush Truck Center, Fort Worth
Rush Truck Center, Houston
Rush Truck Center, Laredo
Rush Truck Center, Lufkin
Rush Truck Center, Pharr
Rush Truck Center, San Antonio
Rush Truck Center, Sealy
Rush Truck Center, Texarkana
Rush Truck Center, Tyler
Rush Truck Center, Waco
Rush Used Truck Center, Austin
Rush Crane and Refuse Systems International
San Antonio Peterbilt, Inc.
San Antonio Peterbilt-GMC Truck, Inc. Translease
World Wide Tires

Rig Tough, Inc.	Delaware	None
Rush Truck Center of Albuquerque, Inc.	New Mexico	None
Rush GMC Truck Center of El Paso, Inc.	Delaware	None
Rush GMC Truck Center of Phoenix, Inc.	Delaware	None
Rush GMC Truck Center of San Diego, Inc.	Delaware	None
Rush GMC Truck Center of Tucson, Inc.	Delaware	None
Rush Accessories Corporation	Delaware	Chrome Country, Inc.
Rush Truck Leasing, Inc.	Delaware	Rush Crane Systems
Rush Equipment Centers of Texas, Inc.	Delaware	Rush Equipment Center, Houston Rush Equipment Rental Center, San Antonio
Rushtex, Inc.	Delaware	None
Rushco, Inc.	Delaware	None
Rush Administrative Services, Inc.	Delaware	None
Rush Real Estate Holdings, Inc.	Delaware	None
International General Agency	Texas	None
Los Cuernos, Inc.	Delaware	Los Cuernos Ranch
AiRush, Inc.	Delaware	None
Rush Retail Centers, Inc.	Delaware	None
Associated Acceptance, Inc.	Texas	Associated Insurance Services Associated Truck Insurance Services Automotive Industry Insurance
Associated Acceptance of Florida, Inc.	Delaware	None

Advance Premium Finance, Inc.	California	None
Adams International Trucks, Inc.	Delaware	None
Carolina Truck Parts, LLC	South Carolina	None